As filed with the Securities and Exchange Commission on May 16, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

Registration Statement

under

The Securities Act of 1933

NiSource Inc.

(Exact name of registrant as specified in its charter)

Delaware	35-2108964
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

801 East 86th Avenue

Merrillville, Indiana 46410

(877) 647-5990

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

NISOURCE INC. EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Robert E. Smith

NiSource Inc.

801 East 86th Avenue

Merrillville, Indiana 46410

(877) 647-5990

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Robert J. Minkus

Schiff Hardin LLP

233 South Wacker Drive, Suite 6600

Chicago, Illinois 60606

(312) 258-5500

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $.01 share	400,000	$25.15(1)	$10,060,000(1)	$1,153(1)
Interests in the Plan	(2)	(2)	(2)	(2)

(1)	Estimated on the basis of the average of the high and low sales prices of the Common Stock as reported on the New York Stock Exchange on May 10, 2012. (See Rules 457(c) and 457(h) of the Securities Act of 1933.)
(2)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein for which no separate fee is required.

Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

REGISTRATION OF ADDITIONAL SECURITIES—EXPLANATORY NOTE

We are filing this registration statement to register an additional 400,000 shares of our common stock, par value $.01 per share (the “Common Stock”), for issuance under the NiSource Inc. Employee Stock Purchase Plan (the “Plan”). The increase in the number of shares authorized for issuance under the Plan was approved by our stockholders at our 2012 annual meeting held on May 15, 2012. On August 24, 2005 we filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Reg. No. 333-127812) (the “Prior Registration Statement”), registering 400,000 shares of our Common Stock issuable pursuant to the Plan. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

All information required in this Registration Statement not included in the exhibits attached hereto or set forth on the signature page is set forth in the Prior Registration Statement, the contents of which are incorporated herein by reference pursuant to General Instruction E to Form S-8.

Item 8. Exhibits.

The Exhibits filed herewith are set forth on the Exhibit Index filed as part of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Merrillville, State of Indiana, on May 16, 2012.

NISOURCE INC. (Registrant)

By:	/s/ Robert C. Skaggs, Jr.
Name:	Robert C. Skaggs, Jr.
Title:	President, Chief Executive Officer and Director

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Stephen P. Smith, Jon D. Veurink and David J. Vajda or any one of them his or her true lawful attorney-in-fact and agent with full power of substitution and re-substitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority, to do and perform each and every act and thing requisite or necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT C. SKAGGS, JR.	President, Chief Executive Officer	May 16, 2012
Robert C. Skaggs, Jr.	and Director (Principal Executive Officer)

/s/ STEPHEN P. SMITH	Executive Vice President and Chief	May 16, 2012
Stephen P. Smith	Financial Officer (Principal Financial Officer)

/S/ JON D. VEURINK	Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 16, 2012
Jon D. Veurink

/s/ IAN M. ROLLAND	Chairman of the Board	May 16, 2012
Ian M. Rolland

/s/ RICHARD A. ABDOO	Director	May 16, 2012
Richard A. Abdoo

/s/ ARISTIDES S. CANDRIS	Director	May 16, 2012
Aristides S. Candris

/s/ SIGMUND L. CORNELIUS	Director	May 16, 2012
Sigmund L. Cornelius

/s/ MICHAEL E. JESANIS	Director	May 16, 2012
Michael E. Jesanis

/s/ MARTY R. KITTRELL	Director	May 16, 2012
Marty R. Kittrell

/s/ W. LEE NUTTER	Director	May 16, 2012
W. Lee Nutter

/s/ DEBORAH S. PARKER	Director	May 16, 2012
Deborah S. Parker

/s/ TERESA A. TAYLOR	Director	May 16, 2012
Teresa A. Taylor

/s/ RICHARD L. THOMPSON	Director	May 16, 2012
Richard L. Thompson

/s/ CAROLYN Y. WOO	Director	May 16, 2012
Carolyn Y. Woo

The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Merrillville, State of Indiana, on May 16, 2012.

NISOURCE INC. EMPLOYEE STOCK PURCHASE PLAN

By:	/s/ Gary W. Pottorff

Gary W. Pottorff, Plan Administrator

EXHIBIT INDEX

The following documents are filed as part of the registration statement or are incorporated by reference:

Exhibit Number	Document Description
5	Opinion of Schiff Hardin LLP

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Schiff Hardin LLP (included in Exhibit 5)

24	Power of Attorney (included on signature pages)